Exhibit 99.1


     THE BANK OF NOVA SCOTIA                     SALOMON SMITH BARNEY INC.
     ONE LIBERTY PLAZA, 25TH FLOOR               390 GREENWICH STREET
     NEW YORK, NY 10006                          NEW YORK, NY 10013

                               CITIBANK, N.A.
                              399 PARK AVENUE
                             NEW YORK, NY 10043

     MORGAN GUARANTY TRUST COMPANY               COMMERZBANK A.G.
          OF NEW YORK                            2 WORLD FINANCIAL CENTER
     60 WALL STREET                              NEW YORK, NY 10281
     NEW YORK, NY 10260

                             SOCIETE GENERALE
                        1221 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10020

                                                      July 19, 2000

Warnaco Inc.
90 Park Avenue
New York, NY 10016

Ladies and Gentlemen:

You have advised The Bank of Nova Scotia ("SCOTIABANK"), Salomon Smith Barney Inc. ("SSBI"), Citibank, N.A. ("CITIBANK"), Morgan Guaranty Trust Company of New York ("MORGAN"), Commerzbank A.G. ("COMMERZBANK") and Societe Generale ("SG") that The Warnaco Group, Inc. ("GROUP") intends to restructure the outstanding bank credit facilities of Group and its subsidiaries through an intercreditor arrangement which will effectively amend, modify, restate and, in certain cases, extend such facilities on common terms (the "TRANSACTION"). Scotiabank, SSBI, Morgan, Commerzbank and SG are sometimes referred to herein as the "ARRANGERS". Scotiabank, Citibank, Morgan, Commerzbank and SG are sometimes referred to herein as the "LEAD LENDERS". The Arrangers and Citibank are sometimes referred to herein as the "MANAGERS".

In connection with the foregoing, each of the Lead Lenders is pleased to advise you of its several commitment to participate in such Transaction to the full extent of its and its affiliates total aggregate commitments, loans and other extensions of credit under (including the undrawn portion of any of) the Covered Facilities, as lenders and credit providers under the Covered Facilities as of the date hereof, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex I hereto (the "SUMMARY OF TERMS" and, together with this letter agreement, the "COMMITMENT LETTER"). Scotiabank and SSBI are pleased to advise you of their willingness to act as Lead Arrangers (the "LEAD ARRANGERS") for the Transaction. Scotiabank and Citibank are pleased to advise you of their willingness to act as Debt Coordinators (the "DEBT COORDINATORS") for the Transaction. Scotiabank is pleased to advise you of its willingness to act as the sole and exclusive administrative agent for the Transaction (in such capacity, the "ADMINISTRATIVE AGENT"). All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summary of Terms.

The commitment of the Lead Lenders hereunder and the undertaking of Scotiabank, Citibank and SSBI to act in the capacities specified above are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to the Arrangers: (a) the execution and delivery of letter waivers by the respective requisite number of lenders and other providers of credit under such of the existing facilities of Group and its subsidiaries as is required to waive compliance with certain financial covenants and to implement other undertakings during the period prior to the effective date of the Transaction (the "EFFECTIVE DATE"); (b) the participation in the Transaction by lenders and other providers of credit to Group and its subsidiaries (collectively, the "LENDERS") representing an aggregate percentage of the total indebtedness of Group and its subsidiaries sufficient to provide sufficient liquidity for Group and its subsidiaries to conduct operations in a manner consistent with current practice and reasonably anticipated future requirements and (c) the completion of a satisfactory confirmatory due diligence review of the assets, liabilities (including contingent liabilities) and businesses of Group and its subsidiaries; it being understood that such reviews and our discussions with you are ongoing, but on the basis of such information and due diligence investigation to date, the Managers have no reason to believe that you will be unable to satisfy the closing conditions as specified in the attached Summary of Terms on a timely basis.

You agree to actively assist the Arrangers in obtaining the support of the Lenders for the Transaction. Such assistance shall include (a) your providing and causing your advisors to provide the Arrangers and the Lenders upon request with all information reasonably deemed necessary by the Arrangers to complete the Transaction, (b) using your commercially reasonable efforts to ensure that the efforts of the Arrangers benefit materially from your existing lending relationships and (c) otherwise assisting the Arrangers by making your officers and advisors available from time to time to attend and make presentations regarding the business and prospects of Group and its subsidiaries, as appropriate, at one or more meetings of Lenders.

You hereby represent, warrant and covenant that (a) all written information, other than Projections (as defined below), which has been or is hereafter made available to the Arrangers or the Lenders by you or any of your representatives (or on your or their behalf) or by Group or any of its subsidiaries or representatives (or on their behalf) in connection with any aspect of the Transaction (the "INFORMATION") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, taken as a whole, not misleading and (b) all financial projections concerning Group and its subsidiaries that have been or are hereafter made available to the Arrangers by you or any of your representatives (or on your or their behalf) or by Group or any of its subsidiaries or representatives (or on their behalf) (the "PROJECTIONS") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the Effective Date. In arranging this Transaction, the Arrangers are and will be using and relying on the Information and the Projections (collectively, the "PRE-COMMITMENT INFORMATION") without independent verification thereof.

By executing this Commitment Letter, you agree to reimburse each of the Managers from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Shearman & Sterling, as counsel to the Debt Coordinators and Lead Arrangers, and due diligence expenses) incurred in connection with the Transaction and the preparation of the definitive documentation therefor.

You agree to indemnify and hold harmless each of the Managers, each Lender and each of their affiliates and their officers, directors, employees, agents, advisors and other representatives (each an "INDEMNIFIED PARTY") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Facility Documents, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except for direct, as opposed to consequential, damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

This Commitment Letter and the fee letters among you and the Arrangers, you and the Lead Arrangers, and you and the Administrative Agent, in each case of even date herewith (collectively, the "FEE LETTERS") and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained in connection with the Transaction or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letters after your acceptance of this Commitment Letter and the Fee Letters, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, and you may disclose the material terms of this Commitment Letter (including the Summary of Terms) but not the Fee Letters in a public press release.

The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Transaction shall be executed and delivered and notwithstanding the termination of this Commitment Letter.

In connection with the services and transactions contemplated hereby, you agree that each of the Managers are permitted to access, use and share with any of their agents, advisors (legal or otherwise) or representatives, to the extent reasonably required in connection with the Transaction and subject to undertakings of such recipients to maintain the confidentiality of such information to the extent required hereby, any information concerning you, Group or any of your or its respective affiliates that is or may come into the possession of the Managers. Each Manager and their affiliates will treat confidential information relating to you, Group and your and its respective affiliates with the same degree of care as they treat their own confidential information.

This Commitment Letter and the Fee Letters may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or either of the Fee Letters by telecopier shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter and the Fee Letters shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Managers and you hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letters, the Transaction and the other transactions contemplated hereby and thereby or the actions of any of the Managers in the negotiation, performance or enforcement hereof. The commitments and undertakings of the Managers may be terminated by us if you fail to perform your obligations under this Commitment Letter or the Fee Letters on a timely basis after being notified thereof.

This Commitment Letter, together with the Summary of Terms and the Fee Letters, embodies the entire agreement and understanding among the Managers, you, Group and your and its affiliates with respect to the Transaction and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment and undertaking of the Managers hereunder are not limited to those set forth herein or in the Summary of Terms. Those matters that are not covered or made clear herein or in the Summary of Terms or the Fee Letters are subject to mutual agreement of the parties. No party has been authorized by any Manager to make any oral or written statements that are inconsistent with this Commitment Letter.

This Commitment Letter is not assignable by you and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This Commitment Letter and all commitments and undertakings of the Managers hereunder will expire at 6:00 a.m. (New York City time) on July 20, 2000 unless you execute this Commitment Letter and the Fee Letters and return them to us prior to that time. Thereafter, all commitments and undertakings of the Managers hereunder will expire on September 30, 2000, unless the Effective Date occurs on or prior thereto.

             [remainder of this page intentionally left blank]




We are pleased to have the opportunity to work with you on this important transaction.

                                    Very truly yours,

                                          THE BANK OF NOVA SCOTIA



                                          By /s/
                                             -------------------------------
                                             Title:

                                          SALOMON SMITH BARNEY INC.



                                          By /s/
                                             -------------------------------
                                              Title:

                                          CITIBANK, N.A.



                                          By /s/
                                             -------------------------------
                                              Title:

                                          MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK



                                          By /s/
                                             -------------------------------
                                              Title:

                                          COMMERZBANK A.G.



                                          By /s/
                                             -------------------------------
                                              Title:

                                          SOCIETE GENERALE



                                          By /s/
                                             -------------------------------
                                              Title:





ACCEPTED AND AGREED TO
      as of July 19, 2000

WARNACO INC.


By /s/
   ----------------------------
    Title:






                                   ANNEX

                 AMENDMENT, MODIFICATION AND RESTATEMENT OF
                         WARNACO CREDIT FACILITIES

                SUMMARY OF PRINCIPAL TERMS AND CONDITIONS OF
                          INTERCREDITOR AGREEMENT


This Summary of Principal Terms and Conditions outlines certain terms of proposed amendments, modifications and restatements of each of the credit facilities and derivative agreements listed on Annex I (the "EXISTING FACILITIES"; certain terms defined in Annex I are used herein with the same meaning) of The Warnaco Group, Inc. ("GROUP") and its subsidiaries to be effected through an intercreditor agreement (the "INTERCREDITOR AGREEMENT") and related agreements and documents (collectively, the "FACILITY DOCUMENTS") to be entered into by the Lenders, Borrowers and Guarantors described below, and having terms and conditions described below.


BORROWERS; TERMS OF THE     The Borrowers (or, in the case of the derivative agreements
EXISTING FACILITIES:        listed in items __ of Annex I (the "EXISTING DERIVATIVE
                            AGREEMENTS"), the obligors) under each of the Existing
                            Facilities will remain unchanged. Except as
                            contemplated by this Summary of Principal Terms and
                            Conditions, and certain other changes acceptable to the
                            Debt Coordinators and Group, the terms and provisions
                            of the Existing Facilities will remain unchanged and in
                            effect.

GUARANTORS:                 Group and all direct and indirect subsidiaries of
                            Group, other than (i) any foreign subsidiary that is or
                            is a subsidiary of a "controlled foreign corporation"
                            under Section 957 of the Internal Revenue Code (a
                            "CFC"), and (ii) Designer Finance Trust to the extent
                            the terms of Trust Originated Preferred Securities
                            issued by such trust preclude the issuance of a
                            guaranty by such trust (the "GUARANTORS"). The
                            Guarantors under the foreign credit facilities listed
                            in items __ of Annex I (the "FOREIGN FACILITIES") will
                            include such CFC subsidiaries of Group as shall be
                            agreed.


LENDERS: Each of the lenders under an Existing Facility, and each senior lender under a credit facility that is entered into after the Effective Date in compliance with the Facility Documents (the "NEW FACILITIES"), in each case that becomes (either directly or through the action of an authorized agent or other representative acting on its behalf) a party to the Intercreditor
                            Agreement as provided therein (collectively, the "LENDERS").

LEAD ARRANGERS:             The Bank of Nova Scotia ("SCOTIABANK") and Salomon
                            Smith Barney Inc. ("SSBI") (the "LEAD ARRANGERS").

CO-ARRANGERS:               Morgan Guaranty Trust Company of New York ("MORGAN"),
                            Commerzbank A.G., New York Branch ("COMMERZ") and
                            Societe Generale ("SG") (and together with the Lead
                            Arrangers, the "ARRANGERS").

DEBT COORDINATORS:          Scotiabank and Citibank, N.A. (the "DEBT
                            COORDINATORS").

ADMINISTRATIVE AGENT:       Scotiabank.

COVERED FACILITIES:         The credit facilities covered by the Facility Documents
                            (the "COVERED FACILITIES") shall consist of (i) the
                            Existing Facilities and (ii) the New Facilities.

EFFECTIVE DATE:             The effective date of the amendment, modification,
                            extension and restatement of the Existing Facilities
                            pursuant to the Intercreditor Agreement is anticipated
                            to occur on or before September 30, 2000 (the
                            "EFFECTIVE DATE").

COMMITMENT
TERMINATION/MATURITY DATE:  The commitment termination date or maturity date, as applicable, of each of the Existing Facilities identified in Annex I under the heading "Extending
                            Facilities" (the "EXTENDING FACILITIES") shall be extended to August 12, 2002.

                            The commitment termination date or maturity date, as applicable, of each of the other Existing Facilities shall remain unchanged.

PURPOSE:                    Proceeds of amounts under the Existing Facilities will
                            be used solely as set forth in the Existing Facilities.

INTEREST,                   The margins over the applicable floating interest rates
COMMITMENT/FACILITY FEES,   and the commitment/facility fees and bankers'
ETC.:                       acceptance and letter of credit fees provided for in
                            each of the Existing Facilities shall be as provided on
                            the pricing grid attached hereto as Annex II.

EXTENSION FEE FOR           On the Effective Date, the Borrowers shall pay to the
EXTENDING FACILITIES:       Administrative Agent, for the pro rata benefit of the
                            Lenders party to the Extending Facilities, an extension
                            fee of 0.75% of the outstanding commitments, and,
                            without duplication, loans outstanding, under each of
                            the Extending Facilities.

AMENDMENT FEE FOR           On the Effective Date, the Borrowers shall pay to the
OTHER EXISTING FACILITIES:  Administrative Agent, for the pro rata benefit of the
                            Lenders party to the Existing Facilities that are not
                            Extending Facilities who approve the amendment and
                            intercreditor facility, an amendment fee of 0.25% of
                            the outstanding principal balance of the term loans and
                            revolving credit commitments of such Lenders
                            outstanding under such Existing Facilities.

APPLICATION OF ALL          Required to be pro rata across all of the Covered
OPTIONAL AND MANDATORY      Facilities (with tax efficient mechanics to be
PREPAYMENTS AND COMMITMENT  considered, and excluding prepayments of revolving
REDUCTIONS:                 facilities that do not also permanently reduce
                            commitments thereunder); provided that the prepayments
                            and commitment reductions which would otherwise be made
                            with respect to the Long-Term Facilities will instead
                            be allocated pro rata to each of the Lenders under the
                            Long-Term Facilities (i) based on their aggregate
                            credit extensions outstanding and commitments, if any,
                            under the Short-Term Facilities, with such prepayments
                            and commitment reductions specified in this proviso
                            applied to prepay credit extensions outstanding and
                            reduce commitments, if any, of such Lenders under the
                            Short-Term Facilities in the direct order of maturity
                            and (ii) if such Lenders have no (or no further) credit
                            extensions outstanding or remaining commitments under
                            the Short-Term Facilities, to such Lenders pro rata
                            under the Long-Term Facilities in the direct order of
                            maturity. As used in this paragraph, "LONG-TERM
                            FACILITIES" means those Covered Facilities with
                            scheduled amortization after August 12, 2002, and
                            "SHORT-TERM FACILITIES" means all other Covered
                            Facilities. Prepayments applicable to the Existing
                            Derivative Agreements shall be used to collateralize
                            the obligations thereunder and shall be applied on a
                            pro rata basis based on mark-to-market valuations at
                            the time of such prepayments. All prepayments and
                            reductions of the Covered Facilities shall, once
                            allocated among Covered Facilities as aforesaid, be
                            applied first to any term loans outstanding under each
                            such Facility and then to permanently reduce any
                            revolving loans (and corresponding commitments).
                            Notwithstanding the foregoing or anything to the
                            contrary contained herein, 100% of the net cash
                            proceeds of Designated Capital Markets Transactions (to
                            be defined as any debt or equity transaction other than
                            pari-passu secured debt) shall be applied first to the
                            permanent prepayment of the Bridge Facility.

MANDATORY PREPAYMENTS       The Covered Facilities shall be permanently reduced
AND COMMITMENT REDUCTIONS:  with (a) 100% of the net cash proceeds of all non-ordinary-course asset sales or other dispositions
                            of property by Group and its subsidiaries (including
                            insurance and condemnation proceeds in excess of an
                            agreed amount), subject to limited exceptions to be
                            agreed, (b) 100% of Extraordinary Receipts (to be
                            defined and to exclude cash receipts in the ordinary
                            course of business and with other exceptions to be
                            agreed), (c) 100% of the net cash proceeds of issuances
                            of debt obligations of Group and its subsidiaries (with
                            exceptions to be agreed, and such debt to be issued on
                            terms as specified under "Covenants" below), and (d)
                            100% of the net cash proceeds of issuances of equity
                            and capital contributions of Group and its subsidiaries
                            until the Bridge Facility is permanently prepaid (it
                            being understood that this provision may be amended by
                            the unanimous vote of the Bridge Lenders, rather than a
                            vote of the Required Lenders), and thereafter with a
                            percentage of the net cash proceeds of issuances of
                            equity and capital contributions of Group and its
                            subsidiaries to be agreed, and subject to other limited
                            exceptions to be agreed.

COLLATERAL:                 The Covered Facilities will be secured by all of the
                            assets (real and personal, tangible and intangible, now
                            or hereafter existing, and including material
                            leaseholds, if any, to be agreed upon) of Group and
                            each of its direct and indirect domestic and non-CFC
                            foreign subsidiaries (whether existing or subsequently
                            acquired or organized); provided, however, that (i) the
                            Collateral in the case of any foreign subsidiary that
                            is a CFC, will be limited to a pledge of 66% of the
                            capital stock of each such first-tier foreign
                            subsidiary to the extent the pledge of any greater
                            percentage would result in adverse tax consequences to
                            Group and (ii) the granting and perfection of
                            Collateral not otherwise contractually prohibited will
                            be subject to cost efficiency determinations reasonably
                            made by the Debt Coordinators, taking into account,
                            among other things, adverse tax consequences and other
                            parameters as may be agreed by the Debt Coordinators.
                            The Collateral will be granted to and held by an
                            independent Collateral Trustee (the "COLLATERAL
                            TRUSTEE") acceptable to Group and the Debt Coordinators
                            for the benefit of the Lenders. The Collateral will be
                            automatically released, so long as no Default or Event
                            of Default shall have occurred or be existing under the
                            Facility Documents, if (a) the senior long-term
                            unsecured debt of Group is rated at least Baa2 by
                            Moody's and the corporate credit rating of Group is
                            rated at least BBB by S&P or (b) a fixed charge
                            coverage ratio and a leverage ratio to be determined
                            shall be maintained for two consecutive fiscal
                            quarters.

                            Notwithstanding the preceding paragraph, the
                            Securitization Facility will not be included as a
                            Covered Facility (except for purposes of the second
                            paragraph of the Commitment Letter), and therefore the
                            Collateral will not include the assets held with
                            respect to the Securitization Facility; it being
                            understood, however, that the securitization back-up
                            facility will be extended to August 12, 2002 either
                            directly or through evergreen or other
                            capital-efficient structures. Furthermore, the debt
                            associated with the Securitization Facility will be
                            effectively excluded from Total Debt for covenant
                            compliance purposes in a manner acceptable to Group and
                            the Debt Coordinators. The current securitization
                            structure will be modified in accordance with the
                            agreement in principle between Group and the Debt
                            Coordinators.

                            In addition, the Foreign Facilities will be secured by
                            the guarantees and assets of CFC subsidiaries of Group
                            that presently secure such Facilities, plus such
                            additional assets of CFC subsidiaries of Group as shall
                            be agreed upon in accordance with the standards
                            specified above. In this connection, if the maturity of
                            the Covered Facilities is accelerated, the Lenders
                            under the Foreign Facilities will be required to share
                            with the other Lenders pro rata any amount recovered by
                            the Lenders under the Foreign Facilities in respect of
                            such Foreign Facilities.

VOTING; OTHER ACTIONS       1.   Amendments and modifications of the Intercreditor
BY LENDERS:                      Agreement and the other Facility Documents and actions
                                 to be taken with respect to the Collateral shall
                                 require the consent of Lenders (or their authorized
                                 agents or other representatives) holding greater than
                                 50% of the total outstanding principal amount plus
                                 undrawn but available commitments and the outstanding
                                 stated amount of all Letters of Credit under the
                                 Covered Facilities (the "REQUIRED LENDERS"); provided
                                 that, except as otherwise specified herein, a release
                                 of all or substantially all Collateral shall require
                                 the release of all Lenders. Furthermore, in addition to
                                 the requisite approvals required under the Covered
                                 Facilities, no amendments, modifications, waivers or
                                 other changes under any of the Covered Facilities which
                                 shorten maturity or increase the amount of any payment
                                 of principal or shorten the date of any other payment,
                                 or increase the rate of interest, or involve the
                                 release or other actions taken with respect to the
                                 Collateral, or create additional or more restrictive
                                 covenants than those generally applicable to the
                                 Covered Facilities, shall be effective unless approved
                                 by the Required Lenders. Solely for purposes of voting,
                                 obligations under Derivative Agreements shall not be
                                 counted except for net obligations owing under the
                                 Equity Derivatives.

                            2. Except for receipt of scheduled payments of principal under certain Foreign Facilities to be determined, and other scheduled payments of interest, fees, and payment of costs and expenses under the Existing Facilities, as modified pursuant to the Facility Documents, any amounts
                                 (other than in respect of Designated Capital
                                 Markets Transactions, as specified under
                                 "Mandatory Prepayments and Commitment Reductions" above) received by any Lender will be shared pro rata with the other Lenders.

                            3.   From the Effective Date to August 12, 2002, no
                                 Lender will act upon any default under its respective Existing Facility(ies); the Facility
                                 Documents will permit setoff, acceleration and enforcement action only upon the instruction of the Required Lenders.

CONDITIONS PRECEDENT        The occurrence of the Effective Date will be subject to
TO THE                      the satisfaction of conditions customarily found in the
EFFECTIVE DATE:             Debt Coordinators' loan documentation for secured
                            leveraged financings and other conditions deemed by the
                            Debt Coordinators to be appropriate to this specific
                            transaction and in any event including, without
                            limitation:

                            o   The Intercreditor Agreement and the other Facility
                                Documents shall have been executed by all parties
                                thereto on terms satisfactory to the Debt Coordinators
                                and the Lenders, and where such execution is by an
                                agent or other representative, the Debt Coordinators
                                shall be satisfied that the appropriate percentage of
                                lenders under each Existing Facility shall have
                                authorized the execution of the Facility Documents.

                            o   There shall have occurred no material adverse change in
                                (i) the business, condition (financial or otherwise),
                                operations, performance, properties or prospects of
                                Group and its subsidiaries, taken as a whole, since
                                January 1, 2000, (ii) the ability of the Borrowers or
                                the Guarantors to perform their respective obligations
                                under the Facility Documents or (iii) the ability of
                                the Administrative Agent, the Collateral Trustee and
                                the Lenders to enforce the Facility Documents (any of
                                the foregoing being a "MATERIAL ADVERSE CHANGE").

                            o   There shall exist no action, suit, investigation,
                                litigation or proceeding pending or threatened in any
                                court or before any arbitrator or governmental
                                instrumentality that (i) could reasonably be expected
                                to result in a Material Adverse Change or (ii)
                                restrains, prevents or imposes or can reasonably be
                                expected to impose materially adverse conditions upon
                                the Covered Facilities or the transactions contemplated
                                thereby.

                            o   All necessary governmental and third party consents and
                                approvals necessary in connection with the Covered
                                Facilities and the transactions contemplated thereby
                                shall have been obtained (without the imposition of any
                                conditions that are not reasonably acceptable to the
                                Lenders) and shall remain in effect, and all applicable
                                waiting periods shall have expired without in either
                                case any action being taken by any competent authority;
                                and no law or regulation shall be applicable in the
                                judgment of the Lenders that restrains, prevents or
                                imposes materially adverse conditions upon the Covered
                                Facilities or the transactions contemplated thereby.

                            o   The Lenders shall have received and be satisfied with
                                valuation reports for all trademarks, copyrights,
                                patents, licenses and other general intangibles that
                                will constitute Collateral.

                            o   The Lenders shall have been given such access to the
                                management, records, books of account, contracts, and
                                properties of Group and its subsidiaries and shall have
                                received such financial, business, legal and other
                                information regarding Group and its subsidiaries as
                                they shall have requested.

                            o Nothing contained in any public disclosure made by Group or any of its subsidiaries after the date hereof, or in any information disclosed to the Arrangers or the Lenders by Group or any of its subsidiaries after such date, shall lead any Arranger or any Lender to determine that, and none of the Arrangers or the Lenders shall have otherwise become aware of any fact or condition not disclosed to them prior to the date hereof which shall lead any Arranger or Lender to determine that the condition (financial or otherwise), operations, performance, properties or prospects of Group and its subsidiaries, taken as a whole, are different in any material adverse respect from that disclosed in writing to such Arranger or Lender by or on behalf of Group prior to such date, or derived by such Arranger or Lender from the public filings of Group or any of its subsidiaries prior to such date.

                            o The Collateral Trustee shall have a valid and perfected first priority lien on and security interest in the Collateral for the benefit of the Lenders and the other secured parties; all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made or provided for; and all filing and recording fees and taxes shall have been duly paid or provided for.

                            o The Debt Coordinators shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Group and its subsidiaries, and the Collateral Trustee shall have received endorsements naming the Collateral Trustee, on behalf of the Lenders and the other secured parties, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of Group and its subsidiaries forming part of the Collateral (subject to the availability of such endorsements in respect of foreign assets).

                            o The Lenders shall have received satisfactory opinions of counsel to the Borrowers and the Guarantors (including foreign counsel and local counsel as deemed appropriate by the Debt
                                Coordinators), addressing such matters as the Lenders shall reasonably request, including, without limitation, the enforceability of all the Covered Facilities, compliance with all applicable laws and regulations, the perfection of all security interests purported to be granted in the Collateral and no conflicts with agreements.

                            o The Debt Coordinators shall have received (i) certified copies of all of the Existing Facilities as in effect immediately prior to the Effective
                                Date and (ii) such corporate documents,
                                instruments and certificates as the Debt
                                Coordinators shall have requested.

                            o All fees and expenses (including reasonable fees and expenses of counsel to the Debt Coordinators) required to be paid to the Arrangers and the Lenders on or before the Effective Date shall have been paid.

REPRESENTATIONS AND         All Lenders will have the benefit of representations
WARRANTIES:                 and warranties substantially similar to those found in
                            the Existing Facilities, applicable to the Facility
                            Documents and its Existing Facilities, as amended
                            thereby, as well as those customarily found in the Debt
                            Coordinators' loan documentation for secured leveraged
                            financings and other representations and warranties
                            deemed by the Debt Coordinators appropriate to the
                            specific transaction (which will be applicable to Group
                            and its subsidiaries). Borrowings will require a
                            bring-down of all representations and warranties,
                            including the following:

                            o    There shall have occurred no material adverse
                                 change in (i) the business, condition (financial
                                 or otherwise), operations, performance, properties
                                 or prospects of Group and its subsidiaries, taken
                                 as a whole, from that which was, in each case on
                                 and as of the Effective Date, either publicly
                                 disclosed, or otherwise furnished in writing to
                                 the Lenders, by or on behalf of Group, (ii) the
                                 ability of the Borrowers or the Guarantors to
                                 perform their respective obligations under the
                                 Facility Documents or (iii) the ability of the
                                 Administrative Agent, the Collateral Trustee and
                                 the Lenders to enforce the Facility Documents.

COVENANTS:                  All Lenders will have the benefit of covenants
                            customarily found in the Debt Coordinators' loan
                            documentation for secured leveraged financings and
                            other affirmative covenants deemed by the Debt
                            Coordinators appropriate to the specific transaction
                            (which will be applicable to Group and its
                            subsidiaries, and based on GAAP as in effect on the
                            Effective Date), including, without limitation, the
                            following:

                            o    New covenants will include restrictions on
                                 investments, dividends and other restricted
                                 payments (dividends will be permitted to be paid
                                 at current levels so long as no Default has
                                 occurred and in no case in excess of $5,000,000
                                 per fiscal quarter; such amount to be adjusted for
                                 exercises of options), formation of new
                                 partnerships, joint ventures or subsidiaries,
                                 amendments of charters or by-laws, debt
                                 prepayments or redemptions, creating payment
                                 restrictions on subsidiary dividends and payments
                                 and capital expenditures.

                            o    Additional covenants customarily found in the Debt
                                 Coordinators' loan documentation for secured
                                 leveraged financings and with exceptions that are
                                 more narrow than those presently applicable in the
                                 Existing Facilities will include the transactions
                                 with affiliates covenant and restrictions on
                                 incurrence of debt, liens, sale of assets, mergers
                                 and change in nature of business.

                            o Total debt as of the end of fiscal year 2000 and 2001 will not exceed an amount to be determined, with compliance to be certified in each case to the Administrative Agent within 3 business days after year-end.

                            o LIBOR-based trade debt in excess of $350,000,000 will be included as Total debt for purposes of covenant compliance calculations.

                            o    Customary covenants with respect to the
                                 Collateral.

                            o    A covenant not to automatically release Collateral
                                 unless, in addition to the other conditions
                                 specified for such release under "Collateral"
                                 above, the Bridge Facility has been permanently
                                 prepaid (unless the required lenders under the
                                 Bridge Facility waive this additional repayment
                                 requirement).

                            o    A covenant, from and after the Effective Date, not
                                 to amend or modify any Covered Facility in a
                                 manner that is less advantageous from the point of
                                 view of Group or any of its subsidiaries or any
                                 Lender not a party to such Covered Facility than
                                 the circumstances that existed prior to such
                                 amendment or modification.

                            o    All New Facilities will require approval of the
                                 Debt Coordinators (other than Designated Capital
                                 Market Transactions that are in compliance with
                                 parameters to be agreed; provided that no New
                                 Facility will in any event have any amortization
                                 prior to August 12, 2002). Such approval will be
                                 given by the Debt Coordinators, unless in their
                                 reasonable judgment they determine that any such
                                 Facility (i) could impair the value of or have an
                                 adverse effect on the Existing Facilities or the
                                 Covered Facilities or the rights or interests of
                                 the Lenders thereunder or (ii) contains terms or
                                 provisions (except for customary covenants
                                 applicable to single asset financings) that are
                                 materially more restrictive or onerous on Group or
                                 any of the Borrowers than those contained in the
                                 Existing Facilities or the Covered Facilities, in
                                 which case in the foregoing clauses (i) or (ii)
                                 any such Facility will be subject to the approval
                                 of the Required Lenders. It is understood that no
                                 fees will be required for approvals of New
                                 Facilities by the Debt Coordinators or the
                                 Required Lenders.

                            o    Non-speculative hedges and derivatives will be
                                 permitted on an unsecured basis and, if any Lender
                                 is the counterparty, on a secured basis.

                            o All trade credit refinancings prior to the Effective Date shall be treated in a manner consistent with the treatment under the Trade
                                 Credit Facility.

FINANCIAL COVENANTS:        All Lenders will have the benefit of the following
                            financial covenants, which will be applicable to Group
                            and its subsidiaries on a consolidated basis,
                            calculated in accordance with GAAP as in effect on the
                            Effective Date, and tested, beginning with 4Q2000, at
                            the time the applicable 10K or 10Q, as the case may be,
                            is required to be delivered:

                            o Maintenance of maximum ratio of total debt to EBITDA (with step-downs to be determined).

                            o Maintenance of a minimum ratio of EBITDA less capital expenditures to the sum of (i) cash interest expense, (ii) cash taxes paid, (iii) principal amortization and (iv) dividends, to be determined.

                            o    Maintenance of a minimum net worth equal to: (i)
                                 80% of net worth at the end of 2Q2000 after giving
                                 effect to the 2Q2000 restructuring charge plus
                                 (ii) 50% of an amount (but not less than zero)
                                 equal to (a) aggregate cumulative net income
                                 accrued on a cumulative basis since the Effective
                                 Date less (b) the aggregate amount of cash
                                 dividends paid by Group since the Effective Date.

                            For purposes of the financial covenants, EBITDA shall
                            include the gain resulting from the sale of Interworld,
                            but future gains and losses from material asset sales
                            and other non-recurring items (to be defined) will not
                            be included.

FINANCIAL AND OTHER         All Lenders will have the benefit of financial and
REPORTING REQUIREMENTS:     other reporting requirements substantially the same as
                            those set forth in the Existing Facilities, with the
                            following additional reporting requirements:

                            o    Projections for the balance of the term of the
                                 Covered Facilities and annual business plans, in
                                 each case to be provided annually not more than 45
                                 days after fiscal year end.

                            o Together with the delivery of quarterly financial statements, a variance analysis of actual results to budgeted results.

EVENTS OF DEFAULT:          All Lenders will have the benefit of a cross payment
                            default to indebtedness under any Covered Facility of
                            not less than $5,000,000, a cross default to other
                            indebtedness of not less than $20,000,000, a judgment
                            default for the payment of money in excess of
                            $20,000,000, change of control (including change of
                            CEO) provisions to be determined and other customary
                            defaults.

INDEMNIFICATION:            The Intercreditor Agreement will contain customary
                            indemnification provisions in favor of the Arrangers,
                            the Debt Coordinators, the Administrative Agent, the
                            Collateral Trustee and the Lenders.

COSTS AND EXPENSES:         The Facility Documents shall contain customary cost and
                            expenses provisions covering (i) the reasonable costs
                            and expenses of the Administrative Agent, the Lead
                            Arrangers, the Collateral Trustee and the Debt
                            Coordinators (including all reasonable fees and
                            expenses of counsel to the Debt Coordinators and of
                            foreign counsel and local counsel to the Lenders) in
                            connection with the preparation, execution, delivery
                            and administration of the Facility Documents and
                            matters relating thereto and (ii) all reasonable costs
                            and expenses (including fees and expenses of counsel)
                            in connection with the enforcement of the Facility
                            Documents or the Covered Facilities.

ADMINISTRATION OF           In coordination with the other Debt Coordinator, the
FACILITY DOCUMENTS:         Administrative Agent will have responsibility for
                            administration of voting, notices and communications
                            with the Lenders and the Collateral Trustee under the
                            Facility Documents. The Administrative Agent will
                            maintain a register of all Lenders and no assignment
                            under any Covered Facility will be effective for
                            purposes of the Facility Documents unless the assignee
                            (i) agrees to be bound by the Facility Documents and
                            (ii) has its name recorded in such register. Other than
                            these functions and others reasonably incidental
                            thereto, the Administrative Agent shall have no
                            additional responsibilities.

MISCELLANEOUS:              The Facility Documents will contain standard yield
                            protection provisions (including, without limitation,
                            provisions relating to compliance with risk-based
                            capital guidelines, increased costs, illegality and
                            payments free and clear of withholding taxes) and
                            waiver of jury trial substantially similar to those
                            applicable to the Existing Facilities, and customary
                            consent to New York jurisdiction, appointment of New
                            York agent for service of process and judgment currency
                            provisions.

WAIVERS:                    All defaults under the Covered Facilities identified
                            and existing at the Effective Date shall be waived; it
                            being understood that such waiver shall not preclude
                            the exercising of any rights with respect to any future
                            condition which arises under any Loan Document or
                            Covered Facility.

GOVERNING LAW:              New York.

COUNSEL TO THE LEAD         Shearman & Sterling.
ARRANGERS AND DEBT
COORDINATORS:



                                  ANNEX I

                            EXISTING FACILITIES

A.    AMENDING FACILITIES

1. U.S. $600,000,000 Amended and Restated Credit Agreement, dated as of November 17, 1999, among Warnaco Inc., as Borrower, The Warnaco Group, Inc, the banks and other financial institutions from time to time party thereto as Initial Lenders, Scotiabank and SSBI, as co-lead arrangers and co-book managers, Citibank, N.A., as Syndication Agent, Commerzbank AG (New York Branch), as Documentation Agent and Scotiabank, as Administrative Agent, Competitive Bid Agent, Swing Line Bank and Issuing Bank, as amended to the date hereof.

2. U.S.$450,000,000 Five-Year Credit Agreement, dated as of November 17, 1999, among Warnaco Inc., as Borrower, The Warnaco Group, Inc., the banks and other financial institutions from time to time party thereto as Initial Lenders, Scotiabank and SSBI, as co-lead arrangers and co-book managers, Citibank, N.A., as Syndication Agent, Societe Generale and Commerzbank AG, as Documentation Agents, Bank of America N.A. and the Dai-Ichi Kangyo Bank, Ltd., as Co-Agents, and Scotiabank, as Administrative Agent, Competitive Bid Agent and Swing Line Bank, as amended to the date hereof.

3. FRF 480,000,000 Revolving Credit, Guarantee and Overdraft Agreement, dated August 14, 1996, between the companies set forth in Schedule 1 thereto as Borrowers, the companies set forth in Schedule 2 as Guarantors, Societe Generale, as Arranging Bank, Managing Agent, Administrative Agent and Overdraft Bank and the banks and other financial institutions from time to time party thereto as Lenders, as amended by a Supplement Agreement dated April 17, 1998 and further amended to the date hereof (the "FRENCH FRANC REVOLVING FACILITY").

4. U.S. $21,500,000 Loan Agreement between Warnaco Inc., as Borrower and KBC Bank N.V. dated as of July 31, 1998 (the "KBC TERM FACILITY").

5. Interest rate protection agreements with Citibank, N.A., The Bank of Nova Scotia and Morgan Guaranty Trust Company of New York (the "RATE PROTECTION FACILITIES").

6. ISDA Master Agreements with Societe Generale relating to foreign exchange.



B. EXTENDING FACILITIES

7. U.S. $600,000,000 364-Day Credit Agreement, dated as of November 17, 1999, among Warnaco Inc., as Borrower, The Warnaco Group, Inc., the banks and other financial institutions from time to time party thereto as Initial Lenders, Scotiabank and SSBI as co-lead arrangers and co-book managers, Citibank, N.A., as Syndication Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, Scotiabank, as Administrative Agent, as amended to the date hereof (the "BRIDGE FACILITY").

8. U.S.$500,000,000 Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999, among Warnaco Inc., as U.S. Borrower, Designer Holdings, Ltd., as Sub Borrower, those wholly-owned domestic subsidiaries designated therein as Warnaco Sub Borrowers, Warnaco (HK) Ltd., Warnaco B.V., Warnaco Netherlands B.V. and Warnaco Holland B.V., as Foreign Borrowers, The Warnaco Group, Inc., as Guarantor, the banks and other financial institutions from time to time party thereto as Lenders, Societe Generale, as Documentation Agent, Citibank, N.A., as Syndication Agent, Scotiabank, as Administrative Agent, and Scotiabank and SSBI, as co-lead arrangers and co-book managers, as amended to the date hereof (the "TRADE CREDIT FACILITY").

9. FRF $370,000,000 Credit Agreement, dated July 9, 1996, between Warnaco Inc. and the Nominated Subsidiaries (as defined therein) as Borrowers, The Warnaco Group, Inc., as Guarantor, Societe Generale, as Managing and Administrative Agent, and the banks and other financial institutions from time to time party thereto as Lenders. Deed of Amendment, made November 4, 1996, to a FRF 370,000,000 Credit Agreement for Warnaco Inc., as amended to the date hereof (collectively, "FRENCH FRANC TERM FACILITY").

10. (pound)9,000,000 Facility Agreement, dated as of May 15, 1995, among Warner's (United Kingdom) Limited, as Borrower, Scotiabank (U.K.) Limited, as Security Agent, Citibank, N.A., as Administrative Agent, Scotiabank (U.K.) Limited, as Overdraft Bank, Citibank, N.A. as Issuing Bank, the financial institutions named in the First Schedule as Banks, Warnaco Inc. and The Warnaco Group, Inc., as U.S. Guarantors, and the Companies named in the Second Schedule as European Guarantors (Warnaco GmbH, Warner's Aiglon S.A., Warner's (Eire) Teoranta, Warner's Lenceria Femenina, S.A. and Warner's Belgium S.A.), as amended to the date hereof.

11. Parallel Purchase Commitment, dated as of September 30, 1998, among Warnaco Operations Corporation, as the Seller, certain commercial lender institutions, as the Banks, Gregory Street, Inc., as initial Servicer, and Scotiabank, as Arranger, as amended to the date hereof (the "SECURITIZATION FACILITY").

12. Canadian Dollar 30,000,000 Amended and Restated Credit Agreement dated as of September 24, 1996 between Warnaco of Canada Limited - Warnaco du Canada Limitee, as Borrower, and The Bank of Nova Scotia, as Lender (the "CANADIAN REVOLVING FACILITY").

13. U.S. $35,000,000 uncommited Short Term Line of Credit letter dated [ ], 2000 between Warnaco Inc. and The Dai-Ichi Kangyo Bank, Ltd.

14. U.S. $20,000,000 uncommitted Short Term Line of Credit letter dated September 28, 1998 between Warnaco Inc. and The Industrial Bank of Japan, Limited.

15. U.S. $91,700,000 uncommitted Letter of Credit Facility letter dated August 4, 1999 between Citibank and Warnaco (HK) Ltd.

16. U.S. $75,000,000 uncommitted Letter of Credit Facility letter dated January 10, 2000 between Bank of America, N.A. and Warnaco (HK) Ltd.

17. U.S. $27,000,000 uncommitted Letter of Credit Facility letter dated December 29, 1999 between Standard Chartered Bank and Warnaco (HK) Ltd.

18. U.S. $10,000,000 uncommitted Letter of Credit Facility letter dated September 13, 1996 between The Bank of East Asia, Limited and Warnaco
     (HK) Ltd.


19. U.S. $6,000,000 uncommitted Overdraft Facility letter dated August 24, 1999 between The Bank of Nova Scotia, Hong Kong Branch and Warnaco
     (HK) Ltd.

20. GBP 1,600,000 Overdraft Facility letter dated March 27, 1998 between National Westminster Bank PLC and Warnaco (United Kingdom) Limited.

21.  20,000,000 Austrian shillings Societe Generale Austria overdraft.

22. 35,000,000 Belgian francs Overdraft Facility letter dated December 2, 1998 among Warner's Company Belgium S.A., Donatex - Warnaco S.A. and KBC Bank.

23.  4,000,000 Deutsche marks Societe Generale Germany overdraft.

24. 2,500,000,000 Italian Lire Credit Line letter dated July 9, 1998 between Warnaco S.r.l. Milano and Credito Italiano.

25. U.S. $6,000,000 short term Multi Purpose Credit arrangement letter dated October 29, 1997 between Warnaco B.V. and Societe Generale.

26. FRF 7,500,000 Revolving Line of Credit Agreement dated October 31, 1996 between Warner's Lenceria Femenina, S.A., as Borrower, and Societe Generale acting through its Madrid Branch, as Lender, as amended by the Amendment Agreement dated July 31, 1998 between Warnaco Intimo S.A., the Companies and Corporations referred to therein as Guarantors and Societe Generale acting through its Madrid Branch.

27. FRF 7,500,000 Revolving Line Credit Agreement dated October 31, 1996 as amended by the Amendment Agreement dated July 31, 1998 between Lintex-Warnaco S.A., as Borrower, the Companies and Corporations referred to therein as Guarantors and Societe Generale Bank and Trust, as Lender.

28. Equity Forward Purchase Agreement dated December 10, 1999 between Scotia Capital (USA) Inc. and The Warnaco Group, Inc.

29. Equity Forward Purchase Agreement dated as of February 10, 2000 between Sun Trust Bank and The Warnaco Group, Inc.


                                  ANNEX II

                                PRICING GRID


                                                                                      REVOLVING
                                                   BA FEE, STANDBY                    FACILITES AND
                                                   LETTER OF CREDIT                   TRADE CREDIT
                                                   FEE, GUARANTEE      DOCUMENTARY    COMMITMENT FEE
       SENIOR UNSECURED DEBT                       FEE & DRAWN         LETTER OF      ON UNUSED
TIER   REAITNGS(A)(B)                              LOAN SPREAD(C)      CREDIT FEE     AMOUNT
----   ---------------------                       ----------------    -----------    --------------
I      Greater than or equal to BBB+ or Baa1        1.25%               0.375%          0.25%
II     Greater than or equal to BBB or Baa2         1.50%               0.45%           0.30%
III    Greater than or equal to BBB- and Baa3       1.75%               0.525%          0.35%
IV     BBB- or  better and Ba1                      2.00%               0.60%           0.40%
       or Baa3 or better and
       BB+
V      Greater than or equal to BB+ and Ba1         2.50%               0.75%           0.50%
VI     Greater than or equal to BB or Ba2           3.00%               1.00%           0.625%
VII    Less than BB or Ba2                          3.50%               1.25%           0.75%


(a) In the event of a split rating where both ratings remain investment grade, pricing associated with the higher rating applies. In the event of a split rating, other than Tier IV, where either or both ratings are below investment grade, pricing associated with the lower rating applies.

(b)   Tier I, II and III pricing will not be available for a six-month period.

(c) Drawn pricing will increase by (i) 0.50% across Tiers V, VI and VII on the 12 month anniversary of the Effective Date, such increase to be effective for the period during which Designated Capital Markets Transactions yielding net cash proceeds of at least $300,000,000 have not occurred and (ii) an additional 2.00% during the continuance of an Event of Default. Each amount in this column will be 1.00% less in the case of amounts bearing interest at the base or prime rate.